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                                                             OMB APPROVAL
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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement.
[ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY
     RULE 14a-6(e)(2)).
[ ]  Definitive Proxy Statement.
[ ]  Definitive Additional Materials.
[ ]  Soliciting Material Pursuant to Section 240.14A-11(c) or Section 240.14a-12

                     TELECOMMUNICATIONS INCOME FUND X, L.P.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

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     2) Aggregate number of securities to which transaction applies:

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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     4) Proposed maximum aggregate value of transaction:

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     5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

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     2) Form, Schedule or Registration Statement No.:

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     3) Filing Party:

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     4) Date Filed:

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PERSONS WHO ARE TO RESPOND TO THE COLLECTION OF INFORMATION CONTAINED IN THIS
FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (11-01)

                     TELECOMMUNICATIONS INCOME FUND X, L.P.
                           701 Tama Street, Building B
                                   PO Box 609
                             Marion, Iowa 52302-0609

November 12, 2002


-----------------------

-----------------------

-----------------------

-----------------------



The Proxy Statement and Notice of Meeting are being furnished to the limited partners of Telecommunications Income Fund X, L.P. (the "partnership") in connection with the solicitation of proxies by the general partner on behalf of the partnership to be used at the meeting of limited partners to be held on Thursday, December 19, 2002, at 8:00 A.M. and at any adjournments or postponements thereof. The meeting will be held at 701 Tama Street, Building B, Marion, Iowa. At the meeting, the limited partners will be asked to consider and vote on two amendments to the partnership's Amended and Restated Agreement of Limited Partnership (the "partnership agreement") to extend the term of the partnership and to permit distributions in kind.

The partnership entered the liquidation phase on December 31, 1999. As required by the partnership agreement, while in the liquidation phase the partnership has not reinvested in any equipment. Instead, it has focused its activities on an orderly liquidation of the assets of the partnership to provide funds to make liquidating distributions to the limited partners.

The partnership agreement provides that the partnership will terminate on December 31, 2002. If the partnership is terminated on that date, the general partner will have to finalize its liquidation activities before the end of 2002. This will require the general partner to sell certain assets at prices that the general partner believes do not reflect the true value of the assets. The general partner believes that it is in the best interest of the partnership and the limited partners to extend the term of the partnership so the general partner can complete an orderly liquidation of partnership assets.

If the term is extended, the partnership would continue to hold certain leases, notes and other assets currently owned by the partnership for which it could not realize full value if required to liquidate before the end of 2002. Generally, payments on currently owned leases and notes would be collected in the ordinary course of business for the full term of the leases and notes. When collected, those payments would be available for distribution to limited partners. Assets other than leases and notes would be liquidated as determined by the general partner to obtain the highest value. Funds received from such liquidations would be available for distribution to the limited partners when received by the partnership. The proposed amendment is described in detail in the Proxy Statement.

The partnership agreement prohibits in kind distributions. The prohibition against in kind distributions in effect requires the partnership to sell all of its assets in order to complete its final liquidation. The timing of the final liquidation then will be determined by timing of the most illiquid of the partnership's assets.

Furthermore, the partnership will be the seller of all its assets, whether or not the partnership is in a position to be the most economically efficient seller of such assets.

If the prohibition against in kind distributions is lifted, the partnership will be more able to expedite its final liquidation and distribute the assets that would be best sold by the limited partners individually. The partnership's ownership of its shares of corporations may be particularly well served by this amendment. Although these shares are publicly traded, the current daily trading volume is far exceeded by the number of share owned by the partnership. If the partnership is required to sell these shares as a block the market price will be subject to significant downward pressure on their price.

In order to extend the term of the partnership and to permit in kind distributions, limited partners holding a majority of interest in the partnership of record as of October 22, 2002 must approve the amendments. Limited partners may vote in person or by proxy.

This proxy solicitation is made by the general partner on behalf of the partnership. The general partner seeks your affirmative vote, in person or by proxy, in favor of the amendments to the partnership agreement. For the reasons set forth in the accompanying Proxy Statement, the general partner recommends the limited partners vote in favor of both amendments.

Because it is important that your partnership interest be voted at the meeting, whether or not you plan to attend in person, we urge you to complete, date and sign the enclosed proxy and return it as promptly as possible in the accompanying envelope. If you do attend the meeting and wish to vote in person, even after returning your proxy, you still may do so.

We look forward to seeing you in Marion on December 19, 2002.

                                           Very truly yours,

                                           Ronald O. Brendengen
                                           Chief Financial Officer

                     TELECOMMUNICATIONS INCOME FUND X, L.P.
                           an Iowa limited partnership

                      NOTICE OF MEETING OF LIMITED PARTNERS
                         TO BE HELD ON DECEMBER 19, 2002

         A meeting of limited partners of TELECOMMUNICATIONS INCOME FUND X, L.P. (the "partnership") will be held on Thursday, December 19, 2002, at 8:00 A.M. The meeting and any adjournments or postponements thereof will be held at 701 Tama Street, Building B, Marion, IA for the following purposes:

         ITEM 1. At the meeting the limited partners will be asked to consider and vote to approve an amendment to the partnership's Amended and Restated Agreement of Limited Partnership. The purpose of the amendment is to extend the term of the partnership to December 31, 2006.

         ITEM 2. At the meeting the limited partners will be asked to consider and vote to approve an amendment to the partnership's Amended and Restated Agreement of Limited Partnership. The purpose of the amendment is to permit distributions in kind.

         ITEM 3. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

         The general partner recommends that you vote in favor of all items.

         Only limited partners of record on October 22, 2002 will be entitled to vote at the special meeting or any adjournment or postponement thereof.

         This meeting is called by the general partner.

                                               General Partner:
                                               BERTHEL FISHER & COMPANY
                                               LEASING, INC.

                                               By:
                                                  ------------------------------
                                                   Thomas J. Berthel, President
Marion, Iowa
November 12, 2002


                 YOUR VOTE IS IMPORTANT. We would appreciate you promptly voting, signing and returning the enclosed proxy, which will help in avoiding the additional expense of a second solicitation. The enclosed addressed envelope requires no postage and is intended for your convenience.

                                 PROXY STATEMENT

                     TELECOMMUNICATIONS INCOME FUND X, L.P.

        701 Tama Street, Building B, PO Box 609, Marion, Iowa 52302-0609

                           Meeting of Limited Partners

                                December 19, 2002

         This Proxy Statement is furnished in connection with the solicitation of proxies to be used at the meeting of limited partners to be held on Thursday, December 19, 2002, at 8:00 A.M. at 701 Tama Street, Building B, Marion, Iowa, and at any adjournments or postponements thereof.

         Telecommunications Income Fund X, L.P. is a limited partnership organized under Iowa law on April 20, 1993. The partnership commenced operations on September 29, 1993. The partnership is managed by Berthel Fisher & Company Leasing, Inc., the general partner. The mailing address of the partnership is 701 Tama Street, Building B, PO Box 609, Marion, Iowa 52302-0609. Solicitation of proxies is being made by the mailing of the Notice of Meeting and this Proxy Statement with its enclosures on or about November 12, 2002.

         The general partner knows of no business other than that mentioned in the Notice of Meeting that will be presented for consideration at the meeting. If any other matter is properly presented, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment.

SOLICITATION AND REVOCATION OF PROXIES

         This Proxy Statement is being furnished to limited partners in connection with the solicitation of proxies by the general partner for use at the meeting of limited partners to be held at the time, place, and for the purposes set forth in the accompanying Notice of Meeting and at any adjournments or postponements thereof.

         Limited partners of record at the close of business on October 22, 2002 (the "Record Date") will be entitled to one vote for each unit held. As of the Record Date there were 86,716 units of the partnership outstanding. To the knowledge of the general partner, no person owned beneficially more than 5% of the partnership's outstanding units at the Record Date. As of the Record Date, the general partner and officers and directors of the general partner owned 40 units.

         The representation in person or by proxy of at least a majority of the outstanding units entitled to vote at the meeting is necessary to establish a quorum for the transaction of business. Approval of the amendment to the partnership agreement requires the affirmative vote of a majority of outstanding units. Only units voted in favor of the amendment will be counted toward achievement of a majority for purposes of the vote on the amendment; abstentions have the same effect as votes against the amendment.

         Proxies given by limited partners for use at the meeting may be revoked at any time prior to the exercise of the powers conferred by giving notice of revocation to the partnership in writing or at the meeting or by delivering to the partnership a later appointment which supersedes the earlier one. Abstentions will be counted only for the purpose of determining the existence of a quorum but have the effect of a no vote on the proposal to amend the partnership agreement.

         The cost of soliciting proxies in the accompanying form will be borne by the partnership. To obtain the necessary representation at the special meeting, supplementary solicitations may be made by mail, telephone, or interview by directors, officers and regular employees of the general partner without additional compensation therefor. We anticipate that the total cost of any such supplementary solicitations will be nominal.

MANNER OF VOTING PROXIES

         All proxies received by the general partner will be voted on all matters presented at the meeting in accordance with the choices specified in such proxies, and if not limited to the contrary, will be voted for Item 1 and
Item 2, amendments to the partnership agreement.

         The general partner knows of no other matters to be brought before the meeting. If, however, because of any unexpected occurrence, any other matters properly come before the meeting, it is the intention of the general partner that proxies not limited to the contrary will be voted at the discretion of the general partner.

REPORTS

         The 2001 Annual Report, which includes financial statements, and the quarterly reports filed with the Securities and Exchange Commission on Form 10-Q, have previously been mailed to each limited partner receiving this Proxy Statement.

FORWARD LOOKING STATEMENTS

         Certain statements in this Proxy Statement relate to future events and expectations, and as such, constitute what are called "forward-looking statements." For purposes of this Proxy Statement, any statements contained in this Proxy Statement that are not statements of historical fact may be deemed to be forward-looking statements. Without limitation by the foregoing description, the words "believes," "anticipates," "expects," "determined" and similar expressions used in this solicitation statement are intended to identify forward-looking statements. Such forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the partnership to be materially different from historical achievements of the partnership. Although the partnership believes that its expectations reflected in such forward-looking statements are based on reasonable assumptions, no assurance can be given that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements herein include, among others, factors affecting the telecommunications industry and the leasing industry, interest rates, general economic, business and market conditions, changes in federal laws and increased competitive pressure in the leasing industry.

TERMINATION AND AMENDMENT OF PROXY STATEMENT.

         The general partner expressly reserves the right, in its sole discretion, at any time and from time to time to amend or supplement this Proxy Statement. Any amendment will be followed as promptly as practicable by written notice. Without limiting the manner in which the general partner may choose to make any written notice, except as provided by applicable law, the general partner will have no obligation to publish, advertise or otherwise communicate such notice by public announcement.


ABOUT THE MEETING

WHAT IS THE PURPOSE OF THE MEETING?

         At the meeting, limited partners will act upon Item 1 and Item 2, as described in the accompanying notice of meeting, i.e., amendments of the partnership's Amended and Restated Agreement of Limited Partnership.

WHO IS ENTITLED TO VOTE?

         Only limited partners of record at the close of business on the Record Date, October 22, 2002, are entitled to receive notice of the meeting and to vote the units they held on that date at the meeting or any postponement or adjournment of the meeting. Each outstanding unit entitles its holder to cast one vote on each matter to be voted upon. As of the Record Date there were 86,716 units of the partnership outstanding. The general partner owns 40 units of the partnership and is entitled to vote those units at the special meeting.

WHO CAN ATTEND THE MEETING?

         All limited partners as of the Record Date, October 22, 2002 or their duly appointed proxies may attend.

WHAT CONSTITUTES A QUORUM?

         The presence at the meeting, in person or by proxy, of the holders of 43,359 units on the Record Date will constitute a quorum, permitting the meeting to conduct its business. As of the Record Date, 86,716 units of the partnership were outstanding, held by approximately 1567 limited partners of record. Proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the meeting but will not be counted as votes cast "for" or "against" any given matter. If less than 43,359 units are represented at the meeting, a majority of the units present at the meeting may adjourn the meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken.

HOW DO I VOTE?

         If you complete and properly sign the accompanying proxy and return it to us, it will be voted as you direct. If you are a registered limited partner and you attend the meeting, you may deliver your completed proxy in person.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY?

         Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the general partner either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

WHAT ARE THE GENERAL PARTNER'S RECOMMENDATIONS?

         The general partner recommends a vote FOR proposals presented in Item 1 and Item 2. Unless you give other instructions on your proxy, the persons named as proxy holders on the proxy will vote in accordance with the recommendations of the general partner. The general partner's recommendation and the reasons for such recommendation are set forth in detail below, under "Proposals for the Amendment to the Amended and Restated Agreement of Limited Partnership."

         The general partner does not know of any other matters that may be brought before the meeting. If any other matter should properly come before the meeting the proxy holders will vote as recommended by the general partner or, if no recommendation is given, in accordance with their best judgment.

WHAT VOTE IS REQUIRED TO APPROVE ITEM 1?

         The affirmative vote of a majority of outstanding units is required to approve the amendment to the partnership agreement. A properly executed proxy marked to abstain with respect to the vote on Item 1 will not be voted with respect to Item 1, although it will be counted for purposes of determining whether there is a quorum.

WHAT VOTE IS REQUIRED TO APPROVE ITEM 2?

         The affirmative vote of a majority of outstanding units is required to approve the amendment to the partnership agreement. A properly executed proxy marked to abstain with respect to the vote on Item 2 will not be voted with respect to Item 2, although it will be counted for purposes of determining whether there is a quorum.

WHO PAYS FOR THE PREPARATION OF THE PROXY?

         The partnership will pay the cost of preparing, assembling and mailing the proxy statement, notice of meeting and enclosed proxy. In addition to the use of mail, employees, officers and directors of the general partner may solicit proxies personally and by telephone. Employee, officers and directors of the general partner will receive no compensation for soliciting proxies other than their regular salaries.

         The approximate date that this Proxy Statement and the enclosed form of Proxy are first being sent to limited partners is November 12, 2002. You should review this information in conjunction with the partnership's 2001 Annual Report on Form 10-K and the partnership's subsequent quarterly reports on Form 10-Q, which were previously sent to all limited partners. The partnership's principal executive offices are located at 701 Tama Street, Building B, PO Box 609, Marion, Iowa 52302-0609, and our telephone number is (319) 447-5700. A list of limited partners entitled to vote at the meeting will be available at the partnership's offices for a period of ten days prior to the meeting and at the meeting itself for examination by any limited partner.

                   PROPOSALS FOR THE AMENDMENT TO THE AMENDED
                  AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

PROPOSAL I:

WHAT AMENDMENT TO THE PARTNERSHIP AGREEMENT IS PROPOSED?

         The partnership agreement currently calls for the partnership to terminate on December 31, 2002. The general partner has proposed an amendment to the partnership agreement to extend the term of the partnership to December 31, 2006.

WHAT IS THE RECOMMENDATION OF THE GENERAL PARTNER?

         For the reasons set forth below in "Why Does The General Partner Believe The Limited Partners Should Amend The Partnership Agreement to Extend The Term of The Partnership?" the general partner believes that it is in the interest of the limited partners to extend the term of the partnership. Accordingly, the general partner recommends that you vote to approve the amendment. Your proxy will be voted "for" approval of the amendment unless you specify otherwise.

WHY DOES THE GENERAL PARTNER BELIEVE THE LIMITED PARTNERS SHOULD AMEND THE PARTNERSHIP AGREEMENT TO EXTEND THE TERM OF THE PARTNERSHIP?

         As of September 30, 2002, the partnership owned assets that the general partner believes cannot be readily liquidated at fair values before the end of 2002. The following table presents information regarding certain assets of the partnership as of September 30, 2002:

             Contract balance remaining on
                all lease contracts (a).................. $   4,122
             Estimated residual value(b).................     1,100
             Notes receivable(c).........................   280,672
             Other non-cash assets(d)....................   109,276
             Stock investments(e)........................   101,288
             Cash     ...................................    64,502
             Total assets(f)............................. $ 561,887
                                                           ========

--------------------
     (a) Contract balance remaining refers to the total of all payments remaining to be made on all existing leases. As of September 30, 2002, the partnership owned 3 leases with 3 different lessees. As of September 30, 2002, the average maturity of these leases was 7 months, with the longest maturity being 11 months.
     (b) The estimated residual value is the value at the end of each lease of all equipment currently leased by the partnership, net of costs of handling and sale, as estimated by the general partner.
     (c) The partnership currently owns 4 notes receivable from 3 different companies. As of September 30, 2002, the average maturity of these notes is 14 months, with the longest maturity being 42 months.
     (d) Other assets owned by the partnership consist of a receivable due from a company that also owes on a note, and other receivables.
     (e) Stock investments include equity positions owned by the partnership. This value reflects the market price on September 30, 2002, discounted by fifteen percent. The equity securities are subject to restrictions on sale by the partnership.
     (f) The partnership currently has no bank debt.

         If the partnership terminates on December 31, 2002, the general partner will be required to liquidate all of the remaining assets within the next several months. The general partner believes that it can generate more cash by liquidating the assets over the proposed extended period than it could generate by liquidating the assets within the next several months. The general partner's beliefs are based on the following:

         - Although the general partner has sought purchasers for the remaining portfolio of leases and notes, it has not found purchasers willing to buy the portfolio without significant discounts. The general partner believes it will not find purchasers for the remaining portfolio of leases and notes who are willing to purchase the portfolio without discounts in excess of 50% primarily due to the nature of the underlying equipment, which has suffered significant declines in recent years.

         - The partnership owns equity securities of a company that are publicly traded. However, the securities owned by the partnership cannot be readily sold because the partnership is subject to rules of the Securities and Exchange Commission that restrict the amount of shares that the partnership can sell. If the term of the partnership is not extended, the general partner believes it would incur significant expenses related to the marketing of the securities, and the general partner believes the partnership would be required to sell the securities at prices below the current price of the stock. Extending the term of the partnership would allow the partnership to better market the securities.

         - If the term of the partnership is extended, the general partner will have greater flexibility both to generate additional revenue from continuing to operate existing leases and to determine when to sell an asset based on market conditions.

         - The general partner would continue to consider the orderly liquidation of leases and notes prior to their maturity, but the general partner would sell the leases and notes only when appropriately priced liquidation alternatives were available.

         - The general partner would continue to make distributions to limited partners, depending upon the availability of funds from the collection of leases and notes and the availability of proceeds from the sale of assets.

         - The partnership agreement provides that no management fees are to be paid during the liquidation phase. Accordingly, although the general partner would be actively involved in the operation of the partnership for a longer term, the partnership will not pay management fees during the extended term. The partnership will continue to reimburse the General Partner such allowable partnership expenses as set forth in Article 10.1 of the Partnership Agreement.

WHAT EFFECT WILL AN EXTENSION OF THE TERM OF THE PARTNERSHIP HAVE ON ME?

         The general partner believes that the amount of distributions would be increased over the amount that would be distributed if the amendment is not approved and liquidation occurs before December 31, 2002. Another effect of an extension of the partnership on each limited partner is that distributions from liquidations, although greater in amount, would be delayed.

WHAT IF THE LIMITED PARTNERS DO NOT APPROVE THE AMENDMENT?

         If the limited partners do not approve the amendment, the general partner would endeavor to finalize its liquidation activities before the end of 2002 in order to terminate the partnership and make final cash distributions to limited partners. The partnership agreement prohibits the distribution of non-cash assets to the limited partners. The proceeds of liquidation would be distributed as soon after December 31, 2002 as practicable, and the partnership would be terminated. The general partner believes this would result in the sale at disadvantageous prices of the partnership's assets, including the portfolio of leases and notes, the equity securities owned by the partnership and the other assets held by the Partnership.

         The general partner believes the sale of leases and notes prior to December 31, 2002 would require discounts in excess of 50% from the contract balance remaining of leases and from the total payments remaining on notes. Thus, the partnership would receive gross proceeds on the sale of all leases and only a fraction of the remaining scheduled lease and note payments. Furthermore, the sale of leases and notes would likely include the sale at little or no value of the residual value of equipment subject to such leases and notes. Similarly, the general partner believes if it were required to sell the partnership's equity securities before the end of 2002 it would have to sell the equity securities at disadvantageous prices.

                        FORM OF AMENDMENT TO THE AMENDED
                  AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

                                   RESOLUTION

                  Article III of the partnership's Amended and Restated Agreement of Limited Partnership is amended to read as follows:

                  "The Partnership commences at the time of the filing of the Certificate of Limited Partnership in the office of the Secretary of State of the State of Iowa, and will continue until December 31, 2006, unless sooner dissolved and terminated as provided herein."

PROPOSAL II:

WHAT AMENDMENT TO THE PARTNERSHIP AGREEMENT IS PROPOSED?

         The partnership agreement prohibits distributions in kind to any party.
Section 11.3.4 of the Partnership Agreement currently provides: "The Partnership will not make distributions in kind to any party." The general partner has proposed an amendment which would eliminate this prohibition.


WHAT IS THE RECOMMENDATION OF THE GENERAL PARTNER?

         For the reasons set forth below in "Why Does The General Partner Believe The Limited Partners Should Amend The Partnership Agreement to Permit In Kind Distributions?" the general partner believes that it is in the interest of the limited partners to permit in kind distributions. Accordingly, the general partner recommends that you vote to approve the amendment. Your proxy will be voted "for" approval of the amendment unless you specify otherwise.


WHY DOES THE GENERAL PARTNER BELIEVE THE LIMITED PARTNERS SHOULD AMEND THE PARTNERSHIP AGREEMENT TO PERMIT IN KIND DISTRIBUTIONS?

         The general partner believes that limited partners will benefit from allowing the general partner the option of distributing assets in kind. As of September 30, 2002, the partnership held securities of a publicly traded company. The general partner regards the securities as an investment with a value that will tend to increase over the next several years. If, however, the general partner pursues this investment approach, the returns to the limited partners would be diminished by the recurring administrative expenses of the partnership. If the proposed amendment succeeds, the general partner will be able to distribute securities to the limited partner, each of whom could pursue this investment approach without incurring a share of the administrative expenses of operating the partnership.

         Alternatively, certain events and market conditions could present circumstances that, in the opinion of the general partner, make the shares attractive for sale. The general partner will be limited in its ability to sell the shares on the open market because such sale may create negative pressure on the price per share. If the proposed amendment succeeds, the limited partners will be able to sell or hold the distributed shares on an individual basis. Sales by the limited partners will be on independent basis and the disaggregation of the sales may reduce the negative pressure of the share sales prices.


WHAT EFFECT WILL AN IN KIND DISTRIBUTION HAVE ON ME?

         If the general partner elects to distribute property in kind, you will receive a pro rata portion of the partnership's aggregate holding of any certain property. In the case of securities, you will receive a proportionate number of such shares. These shares would be deposited in the account in which you hold your limited partnership interest in partnership.

WHAT IF THE LIMITED PARTNERS DO NOT APPROVE THE AMENDMENT?

         If the limited partners do not approve the amendment, the general partner will need to liquidate all of the partnership's holdings before it terminates the partnership. This may extend the time before termination will occur and reduce the value received by the partnership for its assets in liquidation.


                        FORM OF AMENDMENT TO THE AMENDED
                  AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

                                   RESOLUTION

                  Paragraph 11.3.4 of the partnership's Amended and Restated Agreement of Limited Partnership shall be deleted in its entirety.


                              MISCELLANEOUS MATTERS

OTHER MATTERS

         As of the date of this proxy statement, the general partner knows of no business that will be presented for consideration at the meeting other than Item 1 and Item 2 referred to above. If any other matter is properly brought before the meeting for action by limited partners, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the general partner or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

AVAILABLE INFORMATION

         The partnership is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Copies of such reports, proxy statements and other information filed by the partnership can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Offices located at Citicorp Center, 500 West Madison, 14th Floor, Chicago, Illinois

60661. Copies of such documents also may be obtained, at prescribed rates, from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, DC 20549. The SEC also maintains a website (http://www.sec.gov) that contains reports, proxy statements and other information regarding companies such as the partnership that file electronically with the SEC. This Proxy Statement was filed electronically with the SEC.

ANY QUESTIONS ABOUT THIS PROXY SOLICITATION OR REQUESTS FOR COPIES OF DOCUMENTS MAY BE DIRECTED TO MR. LES SMITH OR MR. RONALD O. BRENDENGEN, AT (319) 447-5700, OR IN WRITING, IN CARE OF THE PARTNERSHIP, AT 701 TAMA STREET, BUILDING B, PO BOX 609, MARION, IOWA 52302-0609.

                                  FORM OF PROXY

                     TELECOMMUNICATIONS INCOME FUND X, L.P.
                           an Iowa Limited Partnership

THIS PROXY IS SOLICITED ON BEHALF OF THE PARTNERSHIP BY THE GENERAL PARTNER, BERTHEL FISHER & COMPANY LEASING, INC. YOUR VOTE WILL BE RECORDED IN ACCORDANCE WITH THE INSTRUCTIONS BELOW. IF NO INSTRUCTIONS ARE INDICATED ON THIS PROXY, BY YOUR SIGNATURE YOU WILL BE DEEMED TO HAVE CONSENTED TO VOTE IN FAVOR OF ITEM 1 AND ITEM 2.

         The undersigned limited partner of Telecommunications Income Fund X, L.P., an Iowa limited partnership, hereby appoints Thomas J. Berthel and Ronald
O. Brendengen, and each of them, as proxies for the undersigned, each with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated below, all units of limited partnership interest of Telecommunications Income Fund X, L.P. that the undersigned is entitled to vote at the special meeting of limited partners of Telecommunications Income Fund X, L.P. to be held on Thursday, December 19, 2002, at 8:00 A.M., local time, at 701 Tama Street, Building B, Marion, Iowa, and at any adjournment(s) or postponement(s) thereof.

I.  THE GENERAL PARTNER RECOMMENDS A VOTE FOR ITEM 1.

Item 1.  Amendment to the Amended and Restated Agreement of Limited
         Partnership of Telecommunications Income Fund X, L.P. The purpose of the amendment is to extend the term of the partnership to December 31, 2006.

         [  ] FOR

         [  ] AGAINST

         [  ] ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED LIMITED PARTNER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ITEM 1.

II.  THE GENERAL PARTNER RECOMMENDS A VOTE FOR ITEM 2.

Item 2. Amendment to the Amended and Restated Agreement of Limited Partnership of Telecommunications Income Fund X, L.P. The purpose of the amendment is to permit in kind distributions.

         [  ] FOR

         [  ] AGAINST

         [  ] ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED LIMITED PARTNER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ITEM 2.


The undersigned hereby acknowledges receipt of (i) the Notice of Meeting of Limited Partners and (ii) the Proxy Statement.

Dated:                  , 2002             -------------------------------------
      ------------------                               (Signature)

                                           -------------------------------------
                                                (Signature if held jointly)

                                           -------------------------------------

                                           -------------------------------------

                                           -------------------------------------


         IMPORTANT: Please sign exactly as your name appears hereon and mail it promptly even though you may plan to attend the Telecommunications Income Fund X, L.P. meeting. When units are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED PRE-PAID ENVELOPE OR DELIVER TO: Mr. Les Smith, Secretary, Berthel Fisher & Company Leasing, Inc., 701 Tama Street, Building B, PO Box 609, Marion, Iowa 52302-0609. A postage pre-paid envelope has been enclosed with the Proxy materials for your convenience. However, in order to insure that Proxies are received in time, Limited Partners may wish to send the Proxy by using an overnight courier delivery or, if the Proxy is to be delivered by United States mail, you may wish to use certified or registered mail, return receipt requested.

To be counted, a duly completed and signed Proxy (or facsimile thereof) must be received by the general partner at the address (or facsimile number) set forth below before 8:00 A.M. Central Standard Time, on December 19, 2002 unless extended or terminated earlier.

By Mail:                   Mr. Les Smith
                           Secretary
                           Berthel Fisher & Company Leasing, Inc.
                           701 Tama Street, Building B
                           PO Box 609
                           Marion, Iowa 52302-0609

By Hand Delivery:          Berthel Fisher & Company Leasing, Inc.
                           701 Tama Street, Building B
                           Marion, Iowa 52302

By Facsimile:              Mr. Les Smith
                           (319) 447-4250

For Information Call:      Mr. Les Smith or Mr. Ronald O. Brendengen
                           Berthel Fisher & Company Leasing, Inc.
                           701 Tama Street, Building B
                           Marion, Iowa 52302
                           (319) 447-5700